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                                                       Exhibit 3



                   Certificate of Designation
                               of
          Series A Junior Participating Preferred Stock
                               of
                      Willbros Group, Inc.
        (Pursuant to the Laws of the Republic of Panama)

     The undersigned, Melvin F. Spreitzer, Executive Vice President, and John N. Hove, Corporate Secretary, of Willbros Group, Inc., a corporation organized and existing under the laws of the Republic of Panama (hereinafter called the "Corporation"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the Board of Directors of the Corporation (hereinafter called the "Board of Directors") by the Articles of Incorporation of the Corporation, the Board of Directors on April 1, 1999, at a special meeting duly called and held in Toronto, Canada, at which the following directors were present either in person or by conference telephone: Larry J. Bump, Paul A. Huber, Peter A. Leidel and Melvin F. Spreitzer, present in person, and Michael J. Pink, James B. Taylor, Jr. and Guy E. Waldvogel, by conference telephone, constituting a majority of the members of the Board, in which a quorum was present for the transaction of business, and where Larry J. Bump acted as chairman and John N. Hove acted as secretary of the meeting, adopted the following resolution authorizing a series of Class A Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

          RESOLVED, that, pursuant to the authority conferred upon the Board of Directors in accordance with the provisions of the Corporation's Articles of Incorporation, the Board of Directors hereby authorizes a series of Class A Preferred Stock of the Corporation, with a par value of $.01 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, voting powers, qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Corporation's Articles of Incorporation which are applicable to the Preferred Stock or the Class A Preferred Stock of all classes and series) as follows:

        Series A Junior Participating Preferred Stock

     Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (hereinafter referred to as "Series A Preferred Stock"), the shares of such series shall be with par value of $.01 per share, and the number of shares constituting such series shall be 35,000; provided, however, that, if more than a total of 35,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 1, 1999, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (as amended from time to time) (the "Rights Agreement"), the Board of Directors, pursuant to the laws of the Republic of Panama, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Corporation's Articles of Incorporation then permits) to the largest




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number of whole shares (rounded up to the nearest whole number)
issuable upon exercise of the Rights. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

     Section 2.     Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock or Class A Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
     (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock, par value $.05 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the record date for the initial distribution of the Rights pursuant to the Rights Agreement (the "Rights Declaration Date") (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
     Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent

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     Quarterly Dividend Payment Date (or, with respect to the
     first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A
Preferred Stock shall have the following voting rights:

          (A)  Except as provided in paragraph (C) of this
     Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Rights Declaration Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in

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     subparagraph (v) below) on the Series A Preferred Stock
     shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

               (ii)  The right of the holders of Series A
     Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock or Class A Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock or Class A Preferred Stock which the Corporation may issue and which may provide for the right to vote with the Series A Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

               (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of the Preferred Directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

               (iv)  So long as a default in any preference
     dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

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               (v)  For purposes hereof, a "default in preference
     dividends" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

          (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred
     Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

     Section 4.     Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and

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     preferences of the respective series and classes, shall
     determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock and may be reissued as part of another series of Class A Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Corporation, in any other Certificate of Designation creating a series of Class A Preferred Stock or as otherwise required or permitted by law.

     Section 6.     Liquidation, Dissolution or Winding Up.

          (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock or Class A Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), upon any liquidation, dissolution or winding up of the Corporation (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing
     (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in paragraph (C) of this
     Section 6) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock and Class A Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to


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     the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, Combination, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.     No Redemption.  The shares of Series A
Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock and Class A Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.


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     Section 11.    Fractional Shares.  Series A Preferred Stock
may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, to receive dividends, to participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officers this 14th day of April, 1999.


                                   WILLBROS GROUP, INC.


                                   By: /s/  Melvin F. Spreitzer
                                       --------------------------
                                       Melvin F. Spreitzer
                                       Executive Vice President
ATTEST:

/s/  John N. Hove
----------------------
John N. Hove
Corporate Secretary


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